UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-55723	44-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, CA 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 605-9055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

The disclosure set forth in Item 2.01 below is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

On September 29, 2017, Guardion Health Sciences, Inc. (the “Company”), through a wholly-owned subsidiary, completed the acquisition of substantially all of the assets and liabilities of VectorVision, Inc., an Ohio corporation (“VectorVision”), in exchange for 3,050,000 shares of the Company’s common stock (the “Common Stock”), pursuant to the terms of an Asset Purchase and Reorganization Agreement, dated as of September 29, 2017 (the “Asset Purchase Agreement”), which was entered into on an arm’s-length basis between the parties. VectorVision’s assets acquired by the Company pursuant to the Asset Purchase Agreement included, among others, accounts receivable, fixed assets, inventories, trademarks and copyrights. VectorVision’s liabilities assumed by the Company pursuant to the Asset Purchase Agreement included, among others, certain trade accounts payable to third parties and accrued liabilities, and amounts owed under an outstanding line of credit (not to exceed $35,000).

With respect to the 3,050,000 shares of Common Stock issuable pursuant to the Asset Purchase Agreement, 250,000 shares of such Common Stock (the “Holdback Shares”) were held back as security for VectorVision’s indemnification obligations as set forth in the Asset Purchase Agreement and the remaining 2,800,000 shares of Common Stock were issued to VectorVision at the closing of the Asset Purchase Agreement (the “Closing”). The shares of Common Stock issued pursuant to the Asset Purchase Agreement (including the Holdback Shares) represented approximately 11% of the Company’s issued and outstanding Common Stock immediately following consummation of the Asset Purchase Agreement. The shares of Common Stock have certain piggy-back registration rights pursuant to the Asset Purchase Agreement.

Pursuant to the terms of the Asset Purchase Agreement, David Evans, the founder of VectorVision, was appointed to the Company’s Board of Directors at Closing. Dr. Evans is recognized as the leading expert in clinical contrast sensitivity and glare testing. He has provided his testing expertise and data analysis capability to a wide range of leading ophthalmic companies. Dr. Evans has published more than 30 scientific articles and 3 book chapters in the areas of refractive surgery, glaucoma, ocular blood flow and visual function, and is the inventor of 5 patents related to vision testing devices. Dr. Evans received his Bachelor of Science degree in Human Factors Engineering from the United States Air Force Academy, a Master of Science degree and Masters in Business Administration from Wright State University in Dayton, Ohio, and a Ph.D. in Ocular Physiology from Indiana University. Dr. Evans will also serve as a consultant to the Company to further the Company’s planned development and commercialization of its portfolio of products.

VectorVision develops, manufactures and sells equipment and supplies for standardized vision testing for use by eye doctors in clinical trials, for real-world vision evaluation, and industrial vision testing. VectorVision specializes in the standardization of contrast sensitivity, glare sensitivity, low contrast acuity, and ETDRS (Early Treatment Diabetic Retinopathy Study) acuity vision testing. The patented standardization system provides the practitioner or researcher with the ability to delineate very small changes in visual capability, either as compared to the population or from visit to visit. VectorVision’s CSV-1000 device is considered the standard of care for clinical trials. The Company believes the acquisition of substantially all of VectorVision’s assets will expand the Company’s technical portfolio and further establish the Company’s position at the forefront of early detection, intervention and monitoring of a range of eye diseases.

The Company will account for the transactions contemplated by the Asset Purchase Agreement pursuant to Accounting Standards Codification Topic 805, Business Combinations. Management will identify and evaluate the fair value of the assets acquired, and expects to rely, in part, on the work of an independent third party valuation firm engaged by the Company to provide input as to the fair value of the consideration paid (because there is no established trading market for the Company’s Common Stock) and the assets acquired, including the valuation methodology most relevant to the transactions described herein, and to assist in the related calculations, analysis and allocations. The Company will consolidate VectorVision’s balance sheet with the Company’s balance sheet effective September 30, 2017, and will consolidate VectorVision’s statement of operations with the Company’s statement of operations commencing October 1, 2017.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 hereto and is hereby incorporated into this report by reference. The Asset Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or VectorVision. In particular, the assertions embodied in the representations and warranties contained in the Asset Purchase Agreement are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Asset Purchase Agreement, including information contained in a confidential disclosure schedule provided by VectorVision to the Company in connection with the signing of the Asset Purchase Agreement. The confidential disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Asset Purchase Agreement. Moreover, certain representations and warranties in the Asset Purchase Agreement were used for the purpose of allocating risk between the Company and VectorVision rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Asset Purchase Agreement as characterizations of the actual state of facts about the Company, VectorVision, or the assets and liabilities acquired or assumed.

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Pursuant to the Asset Purchase Agreement, the Company also entered into an Intellectual Property Assignment Agreement with VectorVision and Dr. Evans, dated as of September 29, 2017 (the “IP Assignment”), pursuant to which VectorVision and Dr. Evans assigned all right, title and interest in the intellectual property identified therein to the Company. The foregoing description of the IP Assignment does not purport to be complete and is qualified in its entirety by reference to the IP Assignment, a copy of which is filed as Exhibit 10.1 hereto and is hereby incorporated into this report by reference.

Pursuant to the Asset Purchase Agreement, the Company also entered into a Consulting Agreement with Dr. Evans, dated as of September 29, 2017 (the “Consulting Agreement”), whereby Dr. Evans has been engaged to serve as a consultant to the Company to further the Company’s planned development and commercialization of the Company’s portfolio of products and technology. The Consulting Agreement has an initial term of 3 years, with automatic one-year renewals unless earlier terminated. Dr. Evans is entitled to compensation of $10,000 per month for the first six months of the term of the Consulting Agreement and $7,500 per month for the remainder of the term of the Consulting Agreement. The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.2 hereto and is hereby incorporated into this report by reference.

Pursuant to the Asset Purchase Agreement, the Company also entered into an Intellectual Property Purchase Agreement with Dr. Evans, dated as of September 29, 2017 (the “IP Purchase Agreement”), whereby Dr. Evans assigned all right, title and interest in and to certain patent applications identified therein to the Company. Dr. Evans would be entitled to a commercially reasonable royalty under certain circumstances as described in the IP Purchase Agreement. The foregoing description of the IP Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the IP Purchase Agreement, a copy of which is filed as Exhibit 10.3 hereto and is hereby incorporated into this report by reference.

Item 3.02	Unregistered Sales of Equity Securities

The 3,050,000 shares of Common Stock to be issued pursuant to the Asset Purchase Agreement and disclosed in Item 2.01 above are being issued in reliance upon the exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Asset Purchase Agreement, David W. Evans was appointed to serve as a member of the Board of Directors of the Company effective on September 29, 2017. The information set forth in Item 2.01 above is incorporated herein by reference.

Item 8.01	Other Events

On October 2, 2017, the Company issued a press release announcing the closing of the transactions described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The matters described herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan and its ability to successfully develop and commercialize its proprietary products and technologies. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s recent filings with the U. S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1, as well as the financial statements included therein, and in the Company’s recent Quarterly Reports on Form 10-Q and in other documents the Company files with the SEC from time to time. These filings are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, in each case, except to the extent required by applicable law.

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Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

(i)	The audited financial statements of VectorVision, Inc. for the years ended December 31, 2016 and 2015, including the report of Weinberg & Company, P.A., VectorVision’s independent registered public accounting firm, are included as Exhibit 99.2 hereto and incorporated by reference herein.

(ii)	The interim unaudited financial statements of VectorVision, Inc. for the six months ended June 30, 2017 and 2016 are included as Exhibit 99.3 hereto and incorporated by reference herein.

(b)	Pro forma financial information.

As permitted under Item 9.01(b)(2) of Form 8-K, the unaudited pro forma financial information required to be filed under Item 9.01(b) of Form 8-K in connection with the transactions contemplated by the Asset Purchase Agreement will be filed by an amendment to this report no later than 71 calendar days after the date on which this initial Current Report on Form 8-K must be filed.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

2.1*	Asset Purchase and Reorganization Agreement dated as of September 29, 2017

10.1	Intellectual Property Assignment Agreement with David W. Evans and VectorVision, Inc. dated as of September 29, 2017

10.2	Consulting Agreement with David W. Evans dated as of September 29, 2017

10.3	Intellectual Property Purchase Agreement with David W. Evans dated as of September 29, 2017

23.1	Consent of Weinberg & Company, P.A., independent registered public accounting firm of VectorVision, Inc.

99.1	Press Release Announcing Completion of Acquisition

99.2	Audited Financial Statements of VectorVision, Inc. for the years ended December 31, 2016 and December 31, 2015

99.3	Unaudited Interim Financial Statements of VectorVision, Inc. for the six months ended June 30, 2017 and 2016

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARDION HEALTH SCIENCES, INC.

	By:	/s/ MICHAEL FAVISH
Name: Michael Favish
Title: Chief Executive Officer

Date: October 5, 2017

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